FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549




                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 30, 1996



                                  EDITEK, INC.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)

1-11394                                                          95-3863205
(Commission File Number)                   (IRS Employer Identification No.)


1238 Anthony Road
Burlington, North Carolina                                             27215
(Address of principal executive offices)                           (Zip Code)

                                 (910) 226-6311
              (Registrant's telephone number, including area code)

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Item 5.  Other Events.

        To date the Registrant has received requests to convert 354 shares of its Series A Convertible Preferred Stock ("Series A Preferred"), of which conversion notices for 163 shares of Series A Preferred were received on April 30, 1996. At the conversion rates in effect on the conversion dates, such conversion notices require the issuance of 29,566,380 shares of Common Stock. The Company has issued 12,047,987 shares of Common Stock upon conversion of the Series A Preferred, but has been unable to issue additional shares of Common Stock to satisfy the remaining conversions due to there being an insufficient number of authorized, unissued and unreserved shares of Common Stock. The Registrant issued shares to converting holders of Series A Preferred based on the day and time the conversion notice was received by the Registrant. As of May 6, 1996, the Registrant has not received conversion notices for 53 shares of Series A Preferred.

        The Registrant's charter provides that each share of Series A Preferred is convertible into a number of shares obtained by dividing (i) the purchase price of the Series A Preferred Stock ($50,000 per share) by (ii) the lower of (x) $2.775 or (y) 75% of the Market Price of the Common Stock on the day the shares of Series A Preferred are converted into Common Stock. "Market Price" is defined for this purpose as the daily average of the closing bid prices quoted on the American Stock Exchange or other exchange on which the Common Stock is traded for the five trading days immediately preceding the date the shares are converted. The charter indicates that the shares of Series A Preferred are converted on the business day the Registrant receives the written notice of conversion. Consequently, when the Registrant has sufficient shares of Common Stock to satisfy conversion notices, holders of Series A Preferred from whom the Registrant receives conversion notices will be issued a number of shares of Common Stock that is based on the Market
Price of the Common Stock for the five trading days prior to the date the Registrant received the conversion notice notwithstanding that the Registrant is not able to deliver the stock certificates therefor within the three day period after receipt of the conversion notice as required by the charter of the Registrant. The Registrant also has agreements with holders of Series A Preferred who do not receive shares of Common Stock upon conversion due to there being an insufficient number of authorized shares. The agreements require the Registrant to compensate such shareholders if between the conversion date and the date shares of Common Stock are issued the market price of the of the Common Stock of the Registrant declines. In such case, shareholders with the number of additional shares of Common Stock to have a market price equal to the decline in market price of the Common Stock of the Registrant. The number of shares of Common Stock issuable upon conversion will not decline if between the conversion date and the issuance date the market price of the Common Stock of the Registrant increases. The agreements provide that additional shares will not be issued to any shareholder who prior to the issuance of the additional shares engages in short sales of the Registrant's Common Stock, acquires any put option, sells any call option or loans any shares of Common Stock to someone the shareholder knows is engaging in any such trading activity or who encourages or assists another person to engage in any such trading activity.

        In connection with the closing of the acquisition of MEDTOX Laboratories, Inc. ("MedTox") in January 1996 the Registrant issued 2,517,306 shares of Common Stock to MedTox, which distributed the shares to holders of MedTox Common Stock. The Registrant agreed that if after the Closing Date the market value of the Common Stock of the Registrant declines below approximately $1.98 per share, the Registrant will issue additional shares of Common Stock ("Additional Shares") to shareholders of MedTox who retain their shares of Common Stock through specified dates (the "Repricing Dates") to compensate the MedTox shareholders for decreases after the closing of the MedTox Transaction in the market price of the Common Stock of the Registrant below approximately $1.98 per share. The first Repricing Date is the fifth trading day following the date the Registrant issues a press release announcing its financial performance for the fiscal quarter ended on March
31, 1996. Because the number of Additional Shares that may become issuable is tied to decreases in the market price of the Common Stock, the number of Additional Shares issuable in the future to the MedTox shareholders cannot be determined at this time and will depend upon changes in the Market Price of the Common Stock, as well as the extent to which MedTox shareholders retain the MedTox shares on each of the Repricing Dates. However, if the market price of the Common Stock is the same as the market price of the Common Stock on April 30, 1996, 1,927,138 Additional Shares of Common Stock would be issuable to MedTox shareholders. The foregoing assumes that prior to the first Repricing Date the MedTox shareholders do not sell any of the 2,517,306 shares of Common Stock issued at the closing of the MedTox acquisition. The Registrant will not be able to issue any Additional Shares to Medtox shareholders until the number of authorized shares of Common Stock of the Registrant increases.

	On May 1, 1996 the Registrant filed with the Securities and Exchange Commission a preliminary proxy statement for a special meeting of the shareholders at which the shareholders will be asked to approve an amendment to the Registrant's charter to increase the number of authorized shares of Common Stock from the current 30,000,000 shares to 60,000,000 shares.
Holders of Common Stock of the Registrant on the May 13, 1996 record date will be entitled to vote at the special meeting. The Registrant expects such meeting of shareholders will be held in mid-June. There can be no assurance, however, as to the timing of the meeting or that the holders of Common Stock will approve the amendment to increase the number of shares of authorized Common Stock.

        The Company may be subject to litigation from holders of Series A Preferred and/or from MEDTOX shareholders who do not receive shares of Common Stock issuable to them under the Registrant's charter or contractual obligation. The Registrant believes that litigation would have a material adverse effect on the Registrant and the Registrant intends to seek to avoid litigation through discussions with shareholders who do not receive shares on time and by holding a Special Meeting of shareholders as soon as possible to cause shares to become available for issuance. There can, however, be no assurance that litigation can be avoided or that the shareholders of the Registrant will approve the proposed amendment to the Registrant's certificate of incorporation.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     EDITEK, INC.



Date:  May 6, 1996                By:/s/ Peter J. Heath
                                     Name:   Peter J. Heath
                                     Title:  Vice President of Finance and
                                             Chief Financial Officer